SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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CARREKER CORPORATION

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4055 Valley View Lane, Suite 1000

Dallas, Texas 75244

(972) 458-1981

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2005

To the Stockholders of

CARREKER CORPORATION

The Annual Meeting of Stockholders of Carreker Corporation (the “Company”), a Delaware corporation, will be held in the North Salon of the DoubleTree Hotel Dallas, 4099 Valley View Lane, Dallas, Texas, on Tuesday, June 14, 2005, at 8:00 a.m. Central Time, for the following purposes:

1.	To elect three directors as Class I directors for terms expiring at the Annual Meeting of Stockholders in 2008;

2.	To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2006; and

3.	To transact such other business as properly may come before the meeting or any adjournment thereof.

The close of business on April 26, 2005 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date.

A Proxy Statement, form of Proxy, and copy of the Annual Report on the Company’s operations for the fiscal year ended January 31, 2005, accompany this notice.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE FORM OF PROXY IS ENCLOSED IN THE MAILING ENVELOPE IN WHICH THIS PROXY STATEMENT IS CONTAINED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

By Order of the Board of Directors

TOD V. MONGAN
SECRETARY

May 6, 2005

4055 Valley View Lane, Suite 1000

Dallas, Texas 75244

(972) 458-1981

PROXY STATEMENT

For the Annual Meeting of Stockholders

To be Held on June 14, 2005

SOLICITATION OF PROXIES

This Proxy Statement is furnished to stockholders of Carreker Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held in the North Salon of the DoubleTree Hotel Dallas, 4099 Valley View Lane, Dallas, Texas, on Tuesday, June 14, 2005, at 8:00 a.m. Central Time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement and form of Proxy are being mailed to stockholders on or about May 6, 2005. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the stockholder at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A stockholder who attends the meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

(1)	FOR the election of the three nominees listed under “Election of Directors” as nominees of the Company for election as directors;

(2)	FOR the ratification of the appointment by the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2006; and

(3)	AT the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Stockholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the stockholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, internet and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

STOCKHOLDERS ENTITLED TO VOTE

The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on April 26, 2005. As of April 26, 2005, the Company had issued and outstanding and entitled to vote at the Annual Meeting 24,908,333 shares of Common Stock, par value $.01 per share (“Common Stock”). For a description of the voting rights of the Common Stock, see “Quorum and Voting” herein.

QUORUM AND VOTING

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. The affirmative vote of a plurality of the voting power represented at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the voting power represented at the meeting and entitled to vote is required on all other matters. A holder of shares of Common Stock will be entitled to one vote per share of Common Stock as to each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors. Abstentions and votes “withheld” are included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Broker non-votes are counted for purposes of determining whether a quorum is present on any particular matter only if authority to vote on the matter is granted by the respective proxy. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate, and have the effect of negative votes on matters requiring approval of a specified percentage of the outstanding shares. For matters requiring approval by the holders of a specified percentage of the voting power represented at the meeting and entitled to vote, abstentions will have the effect of negative votes but broker non-votes will have no effect since they are not treated as shares entitled to vote on such matters.

ELECTION OF DIRECTORS

PROPOSAL ONE

The Company’s Amended and Restated Certificate of Incorporation provides for classified directors with staggered terms. The Company currently has authorized ten directors. The directors are divided into three classes and their terms expire as follows: Class I, which currently consists of Messrs. John D. Carreker, Jr., James R. Erwin and Donald L. House, will expire at the annual meeting of stockholders to be held on June 14, 2005; Class II, which currently consists of Messrs. J. Coley Clark, Richard R. Lee, Jr., and Gregory B. Tomlinson, will expire at the annual meeting of stockholders to be held in 2006; and Class III, which currently consists of Messrs. James D. Carreker, Keith W. Hughes, David K. Sias and Ronald G. Steinhart, will expire at the annual meeting of stockholders to be held in 2007. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified, or until their earlier resignation or removal. Vacancies on the Board of Directors or newly created directorships will be filled by a vote of the majority of the directors then in office and any director so chosen will hold office until the next election of the class for which such director was chosen.

Three directors will be elected at the meeting as Class I directors for terms expiring at the annual meeting of stockholders to be held in 2008. The directors will continue to serve until their respective successors are duly elected and qualified. Each of the Board of Directors’ nominees currently serves as a director of the Company.

The Board has adopted the general policy that a director who will have served nine or more years consecutively as a director at the end of their current term will not be eligible for nomination for continued service. Exceptions to this policy may be made by the Board, and this policy generally will not apply to directors who are executives of the Company.

The Governance and Nominating Committee annually assesses independence, attendance, performance and composition of the Board of Directors and its Committees. The Board of Directors has stated its intention to maintain a diverse and independent membership and continues to work toward this goal. The Board of Directors has adopted certain independence standards for directors which are in addition to those provided by the applicable rules of The NASDAQ Stock Market (“NASDAQ”). Based on the applicable NASDAQ rules and also the Company’s director independence standards, the Board of Directors has affirmatively determined that each of the nominees, other than Mr. John D. Carreker, Jr., is independent.

Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the three nominees for the Board of Directors named below. If any nominee named below should be unable to serve, the persons named in the enclosed Proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select.

NOMINEES FOR DIRECTORS (THREE YEAR TERMS)

JOHN D. CARREKER, JR., age 62, has served as Chairman of the Board and Chief Executive Officer of the Company since the Company’s formation in 1978. John D. Carreker, Jr. and James D. Carreker are brothers. John D. Carreker III is the son of John D. Carreker, Jr.

JAMES R. ERWIN, age 61, has served as a director of the Company since May 2001 and Lead Director since June 2002. Mr. Erwin is currently Managing Director and Partner of Erwin Graves & Associates, L.P., a management consulting company. Mr. Erwin has served as Vice Chairman-Texas and Senior Client Executive-Southwest of Bank of America, N.A., from October 1998 to May 2000, was Vice Chairman for Texas and Corporate Finance Executive-West for NationsBank Corp. from January 1994 to October 1998, and was Executive Vice President, Manager of Operations and Technology for NationsBank Corp. from October 1991 to January 1994. Mr. Erwin has served as a director of Trammell Crow Company, a diversified real estate service company, since December 1997. Mr. Erwin served as a director of Texas Capital Bancshares, Inc., a bank holding company, from May 2001 to May 2005.

DONALD L. HOUSE, age 63, has served as a director of the Company since March 30, 1998. From January 1993 until December 1997, Mr. House served as Chairman of the Board of Directors of SQL Financials International, Inc. (now known as Clarus Corporation), a developer of electronic commerce application software. Mr. House continues to serve as a director of Clarus Corporation where he is Chairman of its audit committee. Mr. House is a private venture capital investor and business advisor to emerging growth stage high technology companies and serves on the boards of several private companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE APPROVAL OF EACH OF THE DIRECTOR NOMINEES.

CONTINUING DIRECTORS

JAMES D. CARREKER, age 57, has served as a director of the Company since 1984. Mr. Carreker presently serves as Chairman of the Board of Directors and Chief Executive Officer of The Bombay Company, Inc., a home furnishings retailer. Mr. Carreker served as Chairman of the Board of Directors of Wyndham International, Inc., a hotel management and leasing company, from March 1999 to October 2000. Mr. Carreker served as Chief Executive Officer of Wyndham International, and from January 1998 to June 1999, Mr. Carreker also served as a director of Patriot American Hospitality, Inc. Patriot was a hotel real estate investment trust until it became a wholly owned subsidiary of Wyndham International in June 1999. Mr. Carreker served as President and Chief Executive Officer of Wyndham Hotel Corporation, a national hotel company, from May 1996, and as a director of Wyndham from February 1996, until the merger of Wyndham with Patriot in January 1998. Mr. Carreker also served as President and Chief Executive Officer of Trammell Crow Company, a national real estate company, as well as President of Burdines Department Stores, located in Florida. Since October 2002, Mr. Carreker has served as a director of CBRL Group, a restaurant holding company. His term expires in 2007. John D. Carreker, Jr. and James D. Carreker are brothers.

J. COLEY CLARK, age 59, has served as a director of the Company since September 2004. Mr. Clark is currently President and Chief Executive Officer and a director of BancTec, Inc., a process, capture and archive hardware and software provider to the banking, insurance and telecommunications industries. Beginning in 1996, Mr. Clark served as Senior Vice President and a member of the Global Operations Council of EDS, a global technology service organization. Mr. Clark retired from EDS in 2004 after 32 years with the company. Mr. Clark also serves as a director of FundsXpress, an internet banking provider. His term expires in 2006.

KEITH W. HUGHES, age 58, has served as a director of the Company since July 2003. Mr. Hughes is currently a self-employed consultant to domestic and international financial services institutions. He previously served as Vice Chairman of Citigroup Inc., a diversified global financial services holding company, from November 2000 to April 2001. Mr. Hughes was named to that position in 2000 when Citigroup acquired Associates First Capital Corporation, a leading finance company, where he had served as Chairman and Chief Executive Officer since February 1995. Mr. Hughes joined Associates First Capital Corporation in 1981 and held several other executive positions during his tenure there, including President from August 1991 to February 1995. He currently serves as an advisory director to Majesco Software, Inc., an applications management software company and subsidiary of Mastek Ltd. In addition, Mr. Hughes serves as a director of Certegy, Inc., a provider of credit and debit card processing and check risk management services to financial institutions and merchants, as a director of Texas Industries Inc., a major producer of cement, concrete and structural steel, and as a director of Pilgrim’s Pride Corporation, a major producer of poultry. His term expires in 2007.

RICHARD R. LEE, JR., age 58, has served as a director of the Company since 1984. Mr. Lee has served as President of Lee Financial Corporation, a financial advisory firm, since 1975. Mr. Lee is a Chartered Financial Analyst and a Certified Financial Planner. His term expires in 2006.

DAVID K. SIAS, age 67, has served as a director of the Company since October 1993 and served as a consultant to the Company from November of that year until July 2001. Mr. Sias has been a partner of eVentures International, LLC, a venture capital group that specializes in start-up firms in the software arena, since 1999. From 1993 until 1997, Mr. Sias was a director and advisor to ADS Associates, a privately held software company. Prior to that time, Mr. Sias was with Bankers Trust Company, New York for over thirty years where he led several of the bank’s major businesses, including its International Division as well as its Global Operating and Information Systems. His term expires in 2007.

RONALD G. STEINHART, age 64, has served as a director of the Company since April 2001. Mr. Steinhart served as Chairman and Chief Executive Officer, Commercial Banking Group of Bank One Corporation from December 1996 until his retirement in January 2000. Mr. Steinhart joined Bank One in connection with the merger of Team Bank, which he founded in 1988. Mr. Steinhart serves as a director of United Auto Group, Inc., an automotive retailer, Trustee of Prentiss Properties Trust, a real estate investment trust, and Trustee of MFS/Compass, a group of funds managed by MFS Investment Management. His term expires in 2007.

GREGORY B. TOMLINSON, age 65, has served as a director of the Company since September 2004. Mr. Tomlinson, a certified public accountant, is a retired (effective 2002) partner of KPMG LLP, an international public accounting firm. During Mr. Tomlinson’s forty-year career with KPMG, he served in various technical and administrative positions, including Risk Management Partner for the Southwest Area, Partner in charge of the Firm’s Information, Communications and Entertainment practice in the Southwest Area, and immediately prior to his retirement, as Asia Pacific Risk Management Partner, resident in Tokyo. His term expires in 2006.

CORPORATE GOVERNANCE

The Board of Directors has determined that Messrs. Clark, Erwin, House, Hughes, Sias, Steinhart and Tomlinson are “independent” as defined by applicable NASDAQ rules. In addition, the Board of Directors has determined that a majority of its members are “independent” as defined by the Company’s director independence standards. The Board of Directors held a total of nine meetings in the fiscal year ended January 31, 2005.

Average attendance at those meetings was 96% and each director attended at least 75% of the meetings held by the Board of Directors and by committees of the Board on which he served. The Board of Directors’ standing committees are an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The charter for each of the Company’s committees can be found on the Company’s website at www.carreker.com.

AUDIT COMMITTEE.    The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee is responsible for (i) recommending to the Board of Directors the selection of the Company’s outside auditors, (ii) pre-approving all audit and permissible non-audit services and fees, (iii) reviewing the audit scope and risk assessment process, (iv) reviewing the independence and performance of the outside auditors, (v) reviewing internal controls of the Company, (vi) overseeing compliance with the Company’s Code of Ethics, and (vii) reviewing and discussing with management and the outside auditors the annual audited financial statements included in the Company’s Form 10-K as well as the interim financial statements. The current members of the Audit Committee are Messrs. House, Sias and Tomlinson. Mr. House serves as Chairman. Each member of the Audit Committee is “independent,” as defined by the applicable rules of the Securities and Exchange Commission (“SEC”), and the Board of Directors has determined that each member of the Audit Committee is “independent” as defined by the applicable NASDAQ rules and under the standards of independence established by the Board of Directors.

The Board of Directors has determined that each Audit Committee member is “financially literate” and that the Audit Committee provides adequate and appropriate oversight of the Company’s audit practices. The Board of Directors has determined that Gregory B. Tomlinson is an “audit committee financial expert” as defined under the applicable NASDAQ and SEC rules. The Audit Committee met thirteen times during the fiscal year ended January 31, 2005.

COMPENSATION COMMITTEE.    The Compensation Committee is responsible for executive compensation policies, approving compensation payable to executive officers of the Company, and reviewing and granting stock options and awards. The current members of the Compensation Committee are Messrs. Clark, Erwin, Hughes and Steinhart. Mr. Steinhart serves as Chairman. Each member of the Compensation Committee is “independent”, as defined by the applicable NASDAQ rules and under the Company’s director independence standards. The Compensation Committee met five times during the fiscal year ended January 31, 2005.

GOVERNANCE AND NOMINATING COMMITTEE.    The Corporate Governance and Nominating Committee has the responsibility for identifying potential candidates for Board membership and for making a recommendation to the Board of Directors of a slate of director candidates to stand for election at the annual meeting of the Company’s stockholders. The Governance and Nominating Committee also has responsibility for maintaining oversight of the Board of Directors’ operations and effectiveness, recommending directors for appointment to committees, and making recommendations to the Board of Directors as to determinations of Director independence. The current members of the Governance and Nominating Committee are Messrs. Erwin, Sias and Steinhart. Mr. Erwin serves as Chairman. Each member of the Governance and Nominating Committee is “independent”, as defined under applicable NASDAQ rules and by the Company’s director independence standards. The Governance and Nominating Committee met four times during the fiscal year ended January 31, 2005.

In evaluating prospective nominees, the Governance and Nominating Committee seeks individuals that have the following minimum qualifications, qualities and skills: (i) significant business or public experience that is relevant and beneficial to the Board of Directors and the Company, (ii) willing and able to make a sufficient time commitment to the affairs of the Company in order to effectively perform the duties of a director, including regular attendance at Board of Directors meetings and committee meetings, (iii) committed to the long-term growth and profitability of the Company, (iv) character and integrity, (v) inquiring minds who are willing to speak their minds and challenge and stimulate management and (vi) represent the interests of the Company as a whole and not only the interests of a particular stockholder or group.

The Governance and Nominating Committee will consider nominees proposed by stockholders. Director candidates recommended by stockholders are evaluated by the Governance and Nominating Committee based on the same criteria applied by the Governance and Nominating Committee to director candidates identified by that Committee. Any stockholder who wishes to recommend a director candidate for consideration by the Governance and Nominating Committee may do so by submitting the candidate’s name and qualifications in writing to the following address: 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, Attention: Corporate Secretary. The submission must be received at such address not less than 120 calendar days before the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. However, if the Company did not hold an annual meeting during the previous year, or if the date of this year’s meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. For the 2006 annual meeting, this date would be January 6, 2006.

To date, the Governance and Nominating Committee has not received a candidate recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of the Common Stock.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS.    Based upon the recommendation of the Governance and Nominating Committee, the Board of Directors has adopted Corporate Governance Guidelines and a Code of Ethics. The Code of Ethics applies to all directors and employees, including the Company’s principal executive, financial and accounting officers. The Guidelines and Code of Ethics are available on the Company’s website, www.carreker.com. The Company intends to post amendments to or waivers from the Code as required by applicable rules on its website or in a report on Form 8-K.

The Company’s employees are required to report any conduct that they believe could in any way be construed as a fraudulent or illegal act or otherwise in violation of the Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

DIRECTOR COMPENSATION.    Employee directors do not receive compensation for their services as directors. Non-employee directors receive an annual retainer of $12,000, payable quarterly, a fee of $2,000 per board meeting attended, and a fee of $650 per committee meeting attended. The chairman of the Audit Committee receives an additional annual retainer of $6,000; the chairman of the Compensation Committee receives $2,000; the chairman of the Governance and Nominating Committee receives $2,000; and the Lead Director receives $6,000, all payable in quarterly installments. Under the Company’s 1994 Long Term Incentive Plan, non-employee directors will be awarded options to purchase Common Stock on the first day of each board compensation year (August 1), exercisable at the fair market value of the Common Stock on such date. The number of options awarded is determined pursuant to an option pricing formula, so that the fair value of the option award will equal $60,000.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD.    Stockholders and others who wish to communicate with the Board of Directors as a whole, or to individual directors, may do so by writing to them at: Carreker Corporation, 4055 Valley View Lane, Dallas, Texas 75244. All communications (except advertisements, solicitations for periodicals or other subscriptions, and similar communications) sent to this address and addressed to the Board of Directors will be forwarded to each member of the Board of Directors or to an individual director, if so addressed.

It is a policy of the Board of Directors to encourage directors to attend each annual meeting of stockholders. Such attendance allows for direct interaction between stockholders and members of the Board of Directors. Eight of nine directors attended the Company’s 2004 annual meeting of stockholders.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of April 26, 2005, regarding the beneficial ownership of the Company’s Common Stock by each person or group known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company, by each of the Company’s executive officers named in the Summary Compensation Table below, by each of the Company’s directors, and by all of its directors and executive officers as a group.

The information for the five percent owners is derived from Schedule 13Gs filed with the SEC or through discussions with the owner. Except as otherwise noted, the address for each owner is 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244.

	Shares of Common Stock Beneficially Owned and Percentage of Outstanding Shares as of April 26, 2005
Name	Number	Percent
5% Beneficial Owners
J. & W. Seligman & Co. Incorporated (1) 100 Park Avenue New York, NY 10017	2,710,710	10.88%
BlackRock Capital Management (2) 1 Financial Center Boston, MA 02111	1,599,990	6.42%

Directors and Officers
John D. Carreker, Jr. (3)	2,806,549	11.21%
David K. Sias (4)	283,966	1.14%
Robert M. Olson, Jr. (5)	232,649	*	%
Richard R. Lee, Jr. (6)	177,405	*	%
John D. Carreker III (7)	159,742	*	%
James D. Carreker (8)	112,947	*	%
Michael J. Inman (9)	105,790	*	%
Blake A. Williams (10)	92,950	*	%
Donald L. House (11)	88,421	*	%
James R. Erwin (12)	45,593	*	%
Ronald G. Steinhart (13)	43,593	*	%
Keith W. Hughes (14)	28,638	*	%
J. Coley Clark (15)	4,412	*	%
Gregory B. Tomlinson (16)	4,412	*	%
Michael D. Hansen	9,920	*	%

Directors and executive officers as a group (18 persons) (17)	4,289,153	17.15

*	Less than 1%

(1)	J. & W. Seligman & Co. Incorporated is an investment advisor in accordance with Rule 13d-1 (b) (1) (ii) (E). As of December 31, 2004, J. & W. Seligman & Co. Incorporated held 2,710,710 shares of the Company’s Common Stock. William C. Morris, as the owner of a majority of the outstanding voting securities of J. & W. Seligman & Co. Incorporated, may be deemed to beneficially own the reported shares.

(2)

On January 31, 2005, BlackRock, Inc. announced the acquisition of SSRM Holdings, Inc., which is the holding company of State Street Research & Management Co. State Street Research & Management Company is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. At

December 31, 2004, shares in the amount of 1,599,990 were in fact owned by various clients of State Street Research & Management Company and State Street Research & Management Company disclaims any beneficial interest in the shares.

(3)	Includes 315,079 shares held in a family limited partnership for which Mr. Carreker is the general partner and 137,500 shares subject to stock options that are exercisable by Mr. Carreker within sixty days.

(4)	Includes 6,000 shares held by Patricia L. Sias, the wife of Mr. Sias, as to which Mr. Sias disclaims beneficial ownership, and 43,293 shares subject to stock options that are exercisable by Mr. Sias within sixty days.

(5)	Includes 197,841 shares subject to stock options that are exercisable by Mr. Olson within sixty days.

(6)	Includes 5,000 shares held by Lee Financial Corporation and 10,235 shares currently held in trust, as to which Mr. Lee disclaims beneficial ownership, and 49,792 shares subject to stock options that are exercisable by Mr. Lee within sixty days. Of the shares owned by Mr. Lee, 83,000 have been pledged as security for a loan.

(7)	Includes 105,000 shares subject to stock options that are exercisable by Mr. Carreker within sixty days.

(8)	Includes 6,576 shares held by children of Mr. Carreker, as to which Mr. Carreker disclaims beneficial ownership, and 48,125 shares subject to stock options that are exercisable by Mr. Carreker within sixty days.

(9)	Includes 75,800 shares subject to stock options that are exercisable by Mr. Inman within sixty days.

(10)	Includes 63,950 shares subject to stock options that are exercisable by Mr. Williams within sixty days.

(11)	Includes 88,421 shares subject to stock options that are exercisable by Mr. House within sixty days.

(12)	Includes 35,593 shares subject to stock options that are exercisable by Mr. Erwin within sixty days.

(13)	Includes 35,593 shares subject to stock options that are exercisable by Mr. Steinhart within sixty days.

(14)	Includes 23,638 shares subject to stock options that are exercisable by Mr. Hughes within sixty days.

(15)	Includes 4,412 shares subject to stock options that are exercisable by Mr. Clark within sixty days.

(16)	Includes 4,412 shares subject to stock options that are exercisable by Mr. Tomlinson within sixty days.

(17)	Includes 991,223 shares subject to stock options that are exercisable by the directors and executive officers as a group within sixty days.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for the Company, Standard and Poor’s SmallCap 600 Index, the Services Peer Group, and the Technology Peer Group during the five-year period ending on January 31, 2005. The comparison assumes the reinvestment of all dividends, if any.

The Services Peer Group consists of Bearingpoint, Inc., Charles River Associates, Inc., Keane, Inc., Maximus, Inc. and Tetra Tech Inc. The Technology Peer Group consists of CCC Information Services Group, EPIQ Systems Inc., Hyperion Solutions Corporation, SS&C Technologies Inc. and Bottomline Technologies Inc.

Comparison of 5 Year Cumulative Total Return

Assumes Initial Investment of $100

	1/31/00	1/31/01	1/31/02	1/31/03	1/31/04	1/31/05
Carreker Corporation (CANI)	100	272.19	55.63	30.30	158.38	79.34
Standard and Poor’s 600 SmallCap Index	100	120.33	124.00	101.33	149.85	174.61
Services Peer Group	100	80.12	86.19	47.16	73.13	59.28
Technology Peer Group	100	66.72	66.49	83.94	111.05	132.11

Note: The Stock performance shown above is not necessarily indicative of future price performance.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee, in accordance with its written charter, provides advice and recommendations to the Board of Directors concerning the compensation, including base salaries, bonuses, and stock option and other equity awards under the Company’s 1994 Long Term Incentive Plan (“LTIP”) for the executive officers, stock option and other equity awards to other eligible employees, employer contributions to the 401(k) savings plan, and the compensation of the Company’s directors. All decisions made by the Compensation Committee relating to compensation of the Company’s executive officers are reviewed by the Board of Directors.

The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual and long term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Total executive compensation is generally set at levels that the Compensation Committee believes to be consistent with others in the Company’s industry, although actual compensation levels in any particular year may be above or below those of the Company’s competitors, depending upon the Company’s performance. The objectives of the Company’s executive compensation program are as follows:

•	Compensate competitively in order to attract, retain, and motivate a highly competent executive team dedicated to achieving the Company’s mission and strategic plans, which are designed to result in long term growth in stockholder value;

•	Tie individual compensation to individual and team performance and the success of the Company;

•	Align executive officers’ and certain eligible employees’ interests with those of the Company by making incentive compensation dependent upon the performance of the Company or the appropriate business unit; and

•	Align executive officers’ and certain eligible employees’ interests with those of the Company and its stockholders by providing long-term compensation opportunities through participation in the Company’s LTIP.

To achieve these compensation objectives, the Company uses a combination of short-term and long-term compensation elements, all of which are based upon the performance of the individual and/or the performance of the Company or the appropriate business unit. The Compensation Committee is mindful of grants or awards made to the Company’s executive officers under the Company’s LTIP. The Compensation Committee endorses the position that stock ownership by management and stock based performance compensation arrangements are beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value.

The three principal components of the Company’s compensation program are base salary, incentive cash bonuses, and long-term compensation.

BASE SALARY.    Base compensation of executive officers is set based on offering competitive salaries in comparison to market salaries. The Company utilizes survey data developed for comparable executive positions in other similar companies in the same industry to establish a minimum, medium, and maximum salary and bonus level for each executive position. These ranges may be adjusted from industry averages for factors such as local market conditions or unique aspects, responsibilities, or qualifications of the position not believed to be normally associated with the position in other similarly sized companies. Base salary ranges are reviewed annually. A range of percentage increases and a maximum merit increase is established for various performance levels. The base salary position within the range is set after an annual subjective review by the Compensation Committee of performance in areas of the executive’s responsibilities. This review includes an evaluation of work performance, achievement of specific goals, position requirements, and financial performance of the applicable business unit in relation to expected performance based on the annual plan. Increases in base salary of executive officers are consistent with the Company’s overall guidelines for other employee salary percentage increases for defined performance levels. These guidelines are revised annually to reflect economic, industry, and company factors. Salary increases are not necessarily granted each year.

INCENTIVE BONUS PLAN.    All executive officers, including Mr. John D. Carreker, Jr., are currently eligible for bonuses under the Company’s Incentive Bonus Plan (the “Plan”). The Plan is a performance-driven incentive plan. Awards are earned based on actual results compared to pre-established targets. Participants in the Plan are eligible to receive an Incentive Bonus based on (i) the achievement of certain pre-determined corporate and business unit performance target goals, and (ii) the Participant’s achievement of certain pre-determined individual performance goals. The measurement period for determining whether performance target goals are met is the Company’s fiscal year ended January 31 (the “Plan Year”). In order to receive an Incentive Bonus for fiscal year performance, an employee must be employed on the day of the distribution. Awards under the Plan are made in the form of cash bonuses. Incentive awards made for fiscal year 2004 are shown in the “Summary Compensation Table” of this proxy statement.

LONG TERM COMPENSATION.    Under the Company’s LTIP, which has previously been approved by the stockholders, the Company may award incentive and non-qualified stock options and restricted stock to the executive officers and key employees of the Company and its subsidiaries. Restricted stock are shares of Common Stock, subject to any applicable vesting criteria or period. Consistent with prevailing practices in the marketplace, the Committee currently intends to make a long-term incentive award for each fiscal year.

The long-term incentive awards from the LTIP made during 2004 to the Company executives included the following:

•	Stock option grants with performance-based vesting acceleration features to all of the executive officers. If the Company meets specified earnings per share targets on each of the first three anniversary dates of the grant date, the stock option will vest; otherwise, it does not vest until the fifth anniversary.

•	Restricted stock awards to all of the executive officers, vesting in five installments beginning on the first anniversary after the award date.

The stock option and restricted stock grants made to the Company’s executives were designed to create a direct link between stockholder and executive interests by focusing executive attention on increasing stockholder value. In each case, the number of stock options and shares of restricted stock awarded is individually determined for each executive officer based on a subjective evaluation by the Committee of the individual’s responsibility level and contribution to the Company and the Company’s overall compensation objectives. The amount and nature of prior equity incentive awards are generally considered in determining new Plan awards for executive officers.

CARREKER 401(k) PLAN.    The Company’s 401(k) plan (the “401K Plan”) provides for participation in employer contributions by all eligible employees, including the executive officers. Employees are eligible to begin participation in the 401K Plan on the first day of the month after ninety days of service. The Company also has the discretion of making an annual lump sum profit sharing contribution for all eligible employees. This contribution would be made as a percentage of each employee’s base salary. Company contributions vest at a rate of 25% for each year a participant earns a year of service. All Company contributions are subject to limitations imposed by the Internal Revenue Code. For the fiscal year ending January 31, 2006, the Company will match 50% of the first 6% of the employee’s compensation.

EMPLOYMENT AGREEMENTS.    The Company enters into executive employment agreements with certain officers and employees, including some of the executive officers, from time to time. The Compensation Committee believes the agreements serve to protect the Company and its stockholders as well as these officers and employees in the event of a threatened or actual change in control of the Company. The agreements are designed to reinforce the officers’ and employees’ dedication to the Company’s best interests before and after such a transaction, and would reduce the likelihood that these officers and employees would leave the Company prematurely. In structuring and deciding upon the level of benefits, the Compensation Committee and Board of Directors utilized, among other things, an analysis of competitive practices within the Company’s peer group based on public filings.

FISCAL YEAR ENDED JANUARY 31, 2005 CHIEF EXECUTIVE COMPENSATION.    The Chief Executive Officer, Mr. John D. Carreker, Jr., participated during the fiscal year ended January 31, 2005, in the same compensation programs as the other executive officers with each component of his compensation determined by the Board of Directors according to the same criteria described above. Mr. Carreker’s base salary was generally determined in the same manner as other executive officers and was based on the factors listed above. Mr. Carreker’s incentive compensation was determined using the same guidelines described in the Incentive Bonus Plan section of this report.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to specified executive officers to $1,000,000 per officer in any one year. Compensation which qualifies as performance-based compensation does not have to be taken into account for the purposes of this limitation. The Compensation Committee does not expect the cash compensation to be paid to any executive officer will exceed the $1,000,000 limit per officer in the foreseeable future. As a result, the Compensation Committee has decided at this time to take no action to limit or restructure any elements of the cash compensation paid to any of the Company’s executive officers. Should the compensation level of any executive officer approach $1,000,000, the Compensation Committee will reevaluate this decision.

Submitted by:

The Compensation Committee of

Board of Directors

Ronald G. Steinhart (Chairman)

J. Coley Clark

James R. Erwin

Keith W. Hughes

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following information sets forth certain compensation provided to the Company’s Chief Executive Officer and its five most highly compensated executive officers (collectively, the “Named Executive Officers”) during the fiscal year ended January 31, 2005 (“Fiscal 2004”), as well as the two preceding fiscal years.

SUMMARY COMPENSATION TABLE

(FISCAL YEAR ENDED JANUARY 31, 2005)

		ANNUAL COMPENSATION				LONG-TERM AWARDS
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(1)	Restricted Stock ($)	Securities Underlying Options (#)	All Other Compensation ($)(2)
John D. Carreker, Jr. Chairman of the Board, President and Chief Executive Officer	2004 2003 2002	445,747 445,942 442,390	— — —		— — 26,628	90,270 — —	18,500 50,000 50,000	6,500 836 —

Michael D. Hansen(3) President and Chief Operating Officer	2004 2003 2002	418,105 402,374 385,622	— — —		— — 23,721	— 174,000 —	18,500 40,000 49,500	5,495 753 —

John D. Carreker III Executive Vice President and President, Global Payments Technologies	2004 2003 2002	309,000 309,000 232,121	— 50,000 23,134		— — 13,103	90,270 87,000 —	18,500 20,000 22,000	3,600 126,616 57,392	(4) (5)

Robert M. Olson Executive Vice President and President and Chief Executive Officer, Carretek LLC	2004 2003 2002	322,216 321,730 298,851	— 28,400 —		— — 18,562	90,270 87,000 —	18,500 10,000 25,000	4,833 604 —

Blake A. Williams Executive Vice President and President, Revenue Enhancement	2004 2003 2002	309,000 310,265 254,545	133,500 133,500 192,227	(6)	— — 15,286	90,270 87,000 —	18,500 10,000 30,000	3,925 579 —

Michael J. Inman Executive Vice President, Relationship Management	2004 2003 2002	269,208 259,802 240,030	62,000 50,000 15,000		— — —	79,812 87,000 —	10,000 10,000 20,000	3,937 — —

(1)	Reflects amounts awarded to the Named Executive Officers pursuant to the Company’s Variable Compensation Plan. See “Report of the Compensation Committee on Executive Compensation.” In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted as such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each of the Named Executive Officers for each fiscal year.

(2)	Includes Company contributions to the 401K Plan on behalf of each of the Named Executive Officers in Fiscal Years 2003 and 2004.

(3)	Mr. Hansen resigned as President and Chief Operating Officer effective December 10, 2004, and his employment terminated as of January 31, 2005. Mr. Hansen’s long-term awards expired on April 1, 2005.

(4)	Includes $126,166 paid in the fiscal year ended January 31, 2003, for auto allowance, cost of living adjustment, and relocation allowance.

(5)	Reflects expatriate allowance paid in the fiscal year ended January 31, 2002.

(6)	Includes $140,000 bonus earned in the fiscal year ended January 31, 2003, and $52,227 deferred bonus paid during the same period.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth, for each of the identified Named Executive Officers, information concerning the number of shares granted during the fiscal year ended January 31, 2005.

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted in Fiscal 2004 (2)(%)	Exercise Price Per Share (3)($)	Expiration Date (4)		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (5)($)
						5%		10%
John D. Carreker, Jr.	18,500	2.31	10.03	6/11/10		63,106		143,167
Blake A. Williams	18,500	2.31	10.03	6/11/10		63,106		143,167
Michael D. Hansen	18,500	2.31	10.03	1/31/05	(6)	N/A	(6)	N/A	(6)
John D. Carreker III	18,500	2.31	10.03	6/11/10		63,106		143,167
Robert M. Olson	18,500	2.31	10.03	6/11/10		63,106		143,167
Michael J. Inman	10,000	1.25	10.03	6/11/10		34,112		77,388

(1)	The options vest on the fifth anniversary of the date of grant; however, if the Company reaches certain predefined earnings per share targets, one-third of the options granted will vest on the first, second and third anniversaries.

(2)	Based on a total of 800,085 options granted during the fiscal year ended January 31, 2005. During the fiscal year ended January 31, 2005, 599,430 outstanding options were cancelled.

(3)	The option exercise price for the common stock is based on the fair market value on the date of grant as determined pursuant to the terms of the 1994 Long Term Incentive Plan.

(4)	Options may terminate before their expiration date upon death, disability, or termination of employment of the optionee.

(5)	In accordance with the rules of the SEC, shown are the gains or “option spreads” that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate or projection of future prices of the Company’s Common Stock.

(6)	These options expired when Mr. Hansen’s employment with the Company terminated.

AGGREGATE OPTION EXERCISES IN

LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the identified Named Executive Officers, information concerning the number of shares received during the fiscal year ended January 31, 2005, upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on January 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John D. Carreker, Jr.	—	—	112,500	106,000	63,000	220,000
Blake A. Williams	7,500	75,225	48,950	51,000	0	69,200
Michael D. Hansen (3)	—	—	157,250	90,750	62,370	187,970
John D. Carreker III	—	—	93,250	55,750	52,875	90,520
Robert M. Olson	—	—	191,591	41,000	31,500	62,900
Michael J. Inman	—	—	65,800	35,000	30,041	56,600

(1)	Based on the difference between the option exercise price and the closing sales price of the Company’s Common Stock as reported on the Nasdaq National Market on the exercise date.

(2)	Based on the difference between the option exercise price and the closing sale price of $7.49 of the Company’s Common Stock as reported on the Nasdaq National Market on January 31, 2005, the last trading day prior to the closing of the Company’s fiscal year ended January 31, 2005, multiplied by the number of shares underlying the options.

(3)	Mr. Hansen’s right to acquire these securities expired on April 1, 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of January 31, 2005, regarding compensation plans under which shares of the Company’s Common Stock may be issued:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options)
Equity compensation plans approved by security holders	1994 Plan Director Plan	3,971,478 193,094	1994 Plan Director Plan	9.06 7.74	1994 Plan Director Plan	1,496,233 2,220

	Total	4,164,572	Total	9.00	Total	1,498,453
Equity compensation plans not approved by security holders		—		—		—

	Total	—	Total	—	Total	—

Total		4,164,572		9.00		1,498,453

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

During the fiscal year ended January 31, 2005, Brenton E. Carreker, Managing Principal Tier III Sales, son of John D. Carreker, Jr. and nephew of James D. Carreker, was employed by the Company and received as compensation for services performed, $168,267, plus a bonus of $40,000.

The Company has adopted a policy providing that all transactions between the Company and related parties will be subject to approval by the Audit Committee or another independent body of the Board of Directors and such transactions must be on terms no less favorable than those that could otherwise be obtained from unrelated third parties.

EMPLOYMENT AGREEMENTS

The Company is a party to an employment agreement with John D. Carreker, Jr. which has been renewed through January 31, 2006. The agreement provides that, for Fiscal 2005, Mr. Carreker will receive a base annual salary of not less than $450,000 and will be eligible to receive bonuses as determined by the Board of Directors in its sole discretion. The agreement may be terminated at any time by the Board of Directors, with or without cause. Upon termination of the agreement by Mr. Carreker due to a breach on the part of the Company or by the Company without cause, Mr. Carreker will be entitled to receive, on the Company’s regular payroll dates and less required withholdings, his salary at the current rate for the remaining term of the agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file certain reports of ownership with the SEC. Such directors, executive officers and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. All reports required to be filed during fiscal year 2004 pursuant to Section 16(a) of the Exchange Act by directors, executive officers and 10% beneficial owners were filed on a timely basis, except as follows: stock option grants to John D. Carreker, Jr. (18,500 shares), John D. Carreker, III (18,500 shares), Michael D. Hansen (18,500 shares), Tod V. Mongan (18,500 shares), Robert M. Olson, Jr. (18,500 shares), Lisa Peterson (18,500 shares), and Blake A. Williams (18,500 shares) in June 2004 were not reported to the SEC in a timely manner and restricted stock grants to John D. Carreker, Jr. (9,000 shares), John D. Carreker, III (9,000 shares), Michael D. Hansen (9,000 shares), Tod V. Mongan (9,000 shares), Robert M. Olson, Jr. (9,000 shares), Lisa Peterson (9,000 shares), and Blake A. Williams (9,000 shares) in June 2004 were not reported to the SEC in a timely manner.

COMPENSATION AND OTHER COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Clark, Erwin, Hughes and Steinhart. Until December 15, 2004, the Compensation Committee consisted of Messrs. Erwin, Hughes and Steinhart. The Audit Committee currently consists of Messrs. House, Sias, and Tomlinson. Until September 15, 2004, the Audit Committee consisted of Messrs. House, Sias, and Steinhart. From September 15, 2004, through December 2004, the Audit Committee consisted of Messrs. House, Sias, Steinhart and Tomlinson. None of these individuals was at any time during the fiscal year ended January 31, 2005, or any other time, an officer or employee of the Company. No member of the Compensation Committee or Audit Committee serves as a member of the board of directors, compensation committee or audit committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, Compensation Committee or Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.

The Audit Committee meets with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm (“independent accounting firm”), prior to the Company’s public announcements of financial results. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has responsibility for financial reporting and the system of internal controls, including internal controls over financial reporting, and on the independent accounting firm, who, in their reports, express opinions on the conformity of the Company’s annual financial statements with generally accepted accounting principles, on the Company’s evaluation of the internal controls over financial reporting, and on the effectiveness of those controls.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company’s independent accounting firm and with appropriate Company financial personnel and the internal auditor. The Audit Committee regularly meets privately with both the independent accounting firm and the internal auditor, each of whom has unrestricted access to the Audit Committee. The Audit Committee also appoints the independent accounting firm and periodically reviews their performance and independence from management. In addition, the Audit Committee reviews the Company’s financing plans and reports recommendations to the full Board of Directors for approval and to authorize action.

For the fiscal year ended January 31, 2005, the Audit Committee reviewed the Company’s audited financial statements, management’s assessment of the effectiveness of the internal controls over financial reporting, and Ernst & Young LLP’s audit of the financial statements and the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee met with both management and Ernst & Young LLP to discuss such matters and related reports. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and the Company has an effective system of controls over financial reporting.

The directors who served on the Audit Committee at the conclusion of the fiscal year ended January 31, 2005, were all “independent” for purposes of the applicable rules of the SEC and NASDAQ listing standards.

The Audit Committee has received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence with respect to the Company. The Audit Committee also discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005.

Submitted by:

The Audit Committee of

Board of Directors

Donald L. House, Chairman

David K. Sias

Gregory B. Tomlinson

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL TWO

Upon recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended January 31, 2006, and has determined that it would be desirable to request that the stockholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment of Ernst & Young LLP. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since Fiscal 1992. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF

ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

THE FISCAL YEAR ENDED JANUARY 31, 2006.

ACCOUNTING FEES AND SERVICES

For the fiscal years ended January 31, 2005 and January 31, 2004, fees billed for services provided by Ernst & Young LLP were as follows:

	Year Ended January 31,
	2005	2004
Audit Fees (1)	$1,187,836	$1,838,223
Audit-Related Fees	—	41,423
Tax Fees (2)	147,158	116,415
All Other Fees	1,700	70,544

(1)	Includes fees for audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, and services associated with securities filings. For the fiscal year ended January 31, 2005, $496,637 of these fees relate to the audit with respect to internal controls. For the year ended January 31, 2004, $1,118,223 of these fees related principally to the billing for the January 31, 2003 audit and the Company’s restatement of its financial statements for the fiscal years 2001, 2000, 1999, and 1998.

(2)	Includes fees for tax planning, consultation, and compliance services.

The Audit Committee has adopted policies and procedures requiring pre-approval of all services to be performed by the Company’s independent accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is subject to a budget. The Company’s independent accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accounting firm in accordance with any pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to Mr. House, the committee chairman, when the full Audit Committee is unable to do so. The full Audit Committee reviews and ratifies these pre-approvals at its next regular meeting.

The Audit Committee has considered whether the provision of audit-related and other non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

LEGAL PROCEEDINGS

As disclosed in the Company’s annual report on Form 10-K for the year ended January 31, 2005, on June 15, 2004, by mutual agreement between the parties, Civil Action No. 303CV1211-M was reinstated in the United States District Court for the Northern District of Texas, Dallas Division. This action was originally filed on May 29, 2003, in the United States District Court for the Northern District of Texas, Dallas Division as Civil Action no. 303CV1211-D. On January 15, 2004, the Court, acting upon the joint motion of the parties, dismissed the action without prejudice. This action was brought as a shareholders’ derivative action pursuant to Rule 23.1, Fed.R.Civ.P. for the benefit of Nominal Defendant Carreker Corporation against certain of its current and former officers and directors, i.e., John D. Carreker, Jr., James D. Carreker, Richard R. Lee, Jr., James L. Fischer, Donald L. House, David K. Sias, Terry L. Gage, James R. Erwin, Ronald G. Steinhart and Ronald Antinori, seeking to remedy their individual breaches of fiduciary duty, including their knowing violations of Generally Accepted Accounting Principles (“GAAP”), knowing violations of federal and state securities laws, acts of bad faith and other breaches of fiduciary duty. The plaintiff seeks redress (the form of, among others, unspecified amounts of compensatory damages, interest and costs, including legal fees) for injuries to the Company and its shareholders caused by Defendants’ misfeasance and/or malfeasance during the period from May 20, 1998 through December 10, 2002.

On June 2, 2003, in the District Court, Dallas County, Texas, Walter Evans brought a shareholders’ derivative action, for the benefit of Nominal Defendant Carreker Corporation against James D. Carreker, John D. Carreker, Jr., James R. Erwin, James L. Fischer, Michael D. Hansen, Donald L. House, Richard R. Lee, Jr., David K. Sias, Ronald J. Steinhart, and Ernst & Young, LLP and Carreker Corporation, Nominal Defendant (Cause No. 0305505). The complaint alleges that the director defendants breached their fiduciary duty to the company. In addition the complaint makes certain allegations against the Company’s independent auditors Ernst & Young LLP. The complaint seeks unspecified amounts of compensatory damages, as well as interest and costs, including legal fees from the director defendants.

On April 16, 2003 the United States District Court for the Northern District of Texas, Dallas Division, issued an order consolidating a number of purported class action lawsuits against the Company, John D. Carreker Jr. and Terry L. Gage into a Consolidated Action styled In re Carreker Corporation Securities Litigation, Civil Action No. 303CV0250-M. Also, on March 3, 2003, Claude Alton Coulter filed a purported class action lawsuit (Civil Action No. 503-CV-5-Q) against the Company, John D. Carreker Jr. and Terry L. Gage in the United States District Court for the Eastern District of Texas, Texarkana Division. These complaints, filed on behalf of purchasers of the Company’s common stock between May 20, 1998 and December 10, 2002, inclusive, allege violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 against all defendants and violations of Section 20(a) of the Exchange Act against the individual defendants. These complaints also allege, among other things, that defendants artificially inflated the value of the Company’s stock by knowingly or recklessly misrepresenting the Company’s financial results during the purported class period. The plaintiffs are seeking unspecified amounts of compensatory damages, interest and costs, including legal fees. On March 22, 2005, the Court dismissed claims by purchasers of the Company’s common stock prior to July 30, 1999.

STOCKHOLDER PROPOSALS

Stockholder proposals to be presented at the 2006 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Secretary of the Company, 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, not later than January 6, 2006. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14a-8 of the Securities Exchange Act of 1934.

Any holder of Common Stock of the Company desiring to bring business before the 2006 Annual Meeting of Stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, no later than January 6, 2006.

All suggestions from stockholders concerning the Company’s business are welcome and will be carefully considered by the Company’s management. To ensure that your suggestions receive appropriate review, the Governance and Nominating Committee from time to time reviews correspondence from stockholders and management’s responses. Stockholders are thereby given access at the Board level without having to resort to formal stockholder proposals. Generally, the Board of Directors prefers you present your views in this manner rather than through the process of formal stockholder proposals. Please see page 6 for information on contacting the Board of Directors.

OTHER MATTERS

At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

HOUSEHOLDING INFORMATION

Unless the Company has received contrary instructions, the Company may send a single copy of its annual report, proxy statement, and notice of annual meeting to any household at which two or more stockholders reside if the Company believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce the Company’s expenses. If stockholders prefer to receive multiple sets of the Company’s annual disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of the Company’s annual disclosure documents, the stockholders should follow these instructions:

If the shares are registered in the name of the stockholder, the stockholder should contact the Company at its executive offices at 4055 Valley View Lane, Suite 1000, Dallas, Texas 75244, Attention: Corporate Secretary, to inform the Company of their request. If a bank, broker, or other nominee holds the shares, the stockholder should contact the bank, broker, or other nominee directly.

ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST OF ANY BENEFICIAL STOCKHOLDER OR STOCKHOLDER OF RECORD, A COPY OF THE COMPANY’S ANNUAL REPORT AND FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2005 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM LISA PETERSON, CHIEF FINANCIAL OFFICER, 4055 VALLEY VIEW LANE, SUITE 1000, DALLAS, TEXAS 75244.

By Order of the Board of Directors

TOD V. MONGAN SECRETARY

Dated: May 6, 2005

CARREKER CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 14, 2005

The undersigned hereby appoints Lisa Peterson and Tod V. Mongan and any one of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the 2005 Annual Meeting of Stockholders of Carreker Corporation (the “Company”) to be held in the North Salon of the DoubleTree Hotel Dallas, 4099 Valley View Lane, Dallas, Texas on Tuesday, June 14, 2005, at 8:00 a.m. Central Time (“CT”), and at any adjournments or postponements of said meeting, and to vote at such meeting the shares of stock the undersigned held of record on the books of the Company on the record date for the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2006, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

Item 1. Election of Directors

FOR the nominees listed (except as marked to the contrary)

WITHHOLD AUTHORITY to vote for all nominees listed

Nominees:

01 John D. Carreker, Jr., 02 James R. Erwin and

03 Donald L. House

INSTRUCTION: To withhold authority to vote for individual nominees, write their name(s) below.

Item 2. Proposal to ratify the appointment of Ernst & Young, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2006.

FOR AGAINST ABSTAIN

Item 3. In their discretion, upon such other matters that may properly come before the meeting and any adjournments or postponements thereof.

Signature Signature Date

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/cani Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone

1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.